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                                                                      Exhibit 23



We consent to the use of our report dated March 18, 2003, with respect to the consolidated financial statements of JDN Realty Corporation included in the Form 8-K, as filed with the Securities and Exchange Commission on March 19, 2003, of Developers Diversified Realty Corporation.


                                               /s/ Ernst & Young, LLP

Atlanta, Georgia
March 19, 2003